Exhibit 99.2
CENTENNIAL COMMUNICATIONS CORP.
OFFER FOR ALL OUTSTANDING
SENIOR FLOATING RATE NOTES DUE 2013
IN EXCHANGE FOR
SENIOR FLOATING RATE NOTES DUE 2013
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED
OFFER FOR ALL OUTSTANDING
10% SENIOR NOTES DUE 2013
IN EXCHANGE FOR
10% SENIOR NOTES DUE 2013
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED
                    , 2006
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
      Centennial Communications Corp. (“Centennial”) is offering, pursuant to the prospectus dated                     , 2006 (the “Prospectus”), to exchange (the “Exchange Offers”) (i) up to $350,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2013, which have been registered under the Securities Act of 1933, as amended, (individually a “Floating Rate Exchange Bond” and collectively, the “Floating Rate Exchange Bonds”), for a like principal amount of Centennial’s issued and outstanding Senior Floating Rate Notes due 2013 (individually a “Floating Rate Restricted Bond” and collectively, the “Floating Rate Restricted Bonds”) from the registered holders thereof, upon the terms and subject to the conditions described in the Prospectus, and (ii) up to $200,000,000 aggregate principal amount of its 10% Senior Notes due 2013, which have been registered under the Securities Act of 1933, as amended, (individually a “Fixed Rate Exchange Bond” and collectively, the “Fixed Rate Exchange Bonds”), for a like principal amount of Centennial’s issued and outstanding 10% Senior Notes due 2013 (individually a “Fixed Rate Restricted Bond” and collectively, the “Fixed Rate Restricted Bonds”) from the registered holders thereof, upon the terms and subject to the conditions described in the Prospectus. We refer to the Floating Rate Restricted Bonds and the Fixed Rate Restricted Bonds collectively as the “Restricted Bonds,” to the Floating Rate Exchange Bonds and the Fixed Rate Exchange Bonds collectively as the “Exchange Bonds,” and to the Restricted Bonds and the Exchange Bonds collectively as the “Notes.” The Exchange Offers are being made in order to satisfy certain obligations of Centennial contained in the Registration Rights Agreements, dated as of December 21, 2005, by and among Centennial and the initial purchaser referred to therein.
      We are requesting that you contact your clients for whom you hold Restricted Bonds regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Restricted Bonds registered in your name or in the name of your nominee, or who hold Restricted Bonds registered in their own names, we are enclosing the following documents:

1. Prospectus dated , 2006; and

2. A form of letter which may be sent to your clients for whose account you hold Restricted Bonds registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.
      Your prompt action is requested. Each Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2006 unless the applicable Exchange Offer is extended by Centennial (the “Expiration Date”). Restricted Bonds tendered pursuant to the applicable Exchange Offer may be withdrawn at any time before the applicable Expiration Date.

      A holder may only tender Restricted Bonds by book-entry transfer of the Restricted Bonds into the exchange agent’s account at The Depository Trust Company. To participate in the Exchange Offers, a tendering holder must, on or prior to the Expiration Date, transmit an agent’s message to the exchange agent, in accordance with the instructions set forth in the Prospectus.
      Centennial will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Restricted Bonds held by them as nominee or in a fiduciary capacity. Centennial will pay or cause to be paid all transfer taxes applicable to the exchange of Restricted Bonds pursuant to the Exchange Offers.
      Any inquiry you may have with respect to the Exchange Offers, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the exchange agent for the Exchange Offers, at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offers — Exchange Agent.”

Very truly yours,

CENTENNIAL COMMUNICATIONS CORP.
      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF CENTENNIAL OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

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